INVESTMENT COMPANY SERVICES AGREEMENT

MEEHAN MUTUAL FUNDS, INC.

This AGREEMENT, dated as of the 29th day of November, 2002, made by and between Meehan Mutual Funds, Inc. (“Fund”), a corporation operating as an open-end, management investment company registered under the Investment Company Act of 1940, as amended (the “Act”), duly organized and existing under the laws of the State of Maryland, Edgemoor Capital Management, Inc. ("Adviser"), a corporation duly organized under the laws of the State of Maryland, and Viking Fund Management, LLC ("Viking"), a limited liability company duly organized under the laws of the State of North Dakota (collectively, the "Parties").

WHEREAS, the Fund is authorized by its Articles of Incorporation and By-Laws to issue separate series of shares representing interests in separate investment portfolios which are identified on Schedule “C” attached hereto and which Schedule “C” may be amended from time to time by mutual agreement of the Fund and Viking; and

WHEREAS, the Fund and the Adviser have entered into an "Operating Services Agreement" authorizing the Adviser to provide certain investment company services to the Fund, and which further authorizes the Adviser to enter into this Investment Company Services Agreement (hereafter "Agreement") on behalf of the Fund; and

WHEREAS, the Parties desire to enter into an agreement whereby Viking will provide the services to the Fund as specified herein and set forth in particular in Schedule “A” which is attached hereto and made a part hereof.

NOW THEREFORE, in consideration of the promises and mutual covenants contained herein, and in exchange of good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

GENERAL PROVISIONS

Section 1.  Appointment. The Adviser hereby appoints Viking as servicing agent to the Fund and Viking hereby accepts such appointment. In order that Viking may perform its duties under the terms of this Agreement, the Board of Directors of the Fund shall direct the officers, investment adviser, legal counsel, independent accountants and custodian of the Fund to cooperate fully with Viking and, upon request of Viking, to provide such information, documents and advice relating to the Fund which Viking requires to execute its responsibilities hereunder. In connection with its duties, Viking shall be entitled to rely, and will be held harmless by the Fund when acting in reasonable reliance, upon any instruction, advice or document relating to the Fund as provided to Viking by any of the aforementioned persons on behalf of the Fund. All fees charged by any such persons acting on behalf of the Fund will be deemed an expense of the Fund.

Any services performed by Viking under this Agreement will conform to the requirements of:

(a)     the provisions of the Act and the Securities Act of 1933, as amended, and any rules or regulations in force thereunder;

(b)     any other applicable provision of federal law;

(c)     the provisions of the Fund’s Articles of Incorporation and the By-Laws as amended from time to time and delivered to Viking;

(d)     any policies and determinations of the Board of Directors of the Fund which are communicated in writing to Viking; and

(e)     the policies of the Fund as reflected in the Fund's registration statement as filed with the U.S. Securities and Exchange Commission and a copy of which will be provided by the Fund to Viking.

Nothing in this Agreement will prevent Viking or any officer thereof from providing the same or comparable services for or with any other person, firm or corporation. While the services supplied to the Fund may be different than those supplied to other persons, firms or corporations, Viking will provide the Fund equitable treatment in supplying services. The Fund recognizes that it will not receive preferential treatment from Viking as compared with the treatment provided to other Viking clients.

Section 2.  Duties and Obligations of Viking.

     Subject to the provisions of this Agreement, Viking will provide to the Fund the specific services as set forth in Schedule "A" attached hereto.

Section 3.  Definitions. For purposes of this Agreement:

     “Certificate” will mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement. To be effective, such Certificate shall be given to and received by the custodian and shall be signed on behalf of the Fund by any two of its designated officers, and the term Certificate shall also include instructions communicated to the custodian by Viking.

     “Custodian” will refer to that agent which provides safekeeping of the assets of the Fund.

     “Instructions” will mean communications containing instructions transmitted by electronic or telecommunications media including, but not limited to, Industry Standardization for Institutional Trade Communications, computer-to-computer interface, dedicated transmission line, facsimile transmission (which may be signed by an officer or unsigned) and tested telex.

     “Oral Instruction” will mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to Viking in person or by telephone, telegram, telecopy or other mechanical or documentary means lacking original signature, by a person or persons reasonably identified to Viking to be a person or persons so authorized by a resolution of the Board of Directors of the Fund to give Oral Instructions to Viking on behalf of the Fund.

     “Shareholders” will mean the registered owners of the shares of the Fund in accordance with the share registry records maintained by Viking for the Fund.

     “Shares” will mean the issued and outstanding shares of the Fund.

     “Signature Guarantee” will mean the guarantee of signatures by an "eligible guarantor institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Eligible guarantor institutions include banks, brokers, dealers, credit unions, national securities exchanges, registered securities associations, clearing agencies and savings associations. Broker-dealers guaranteeing signatures must be members of a clearing corporation or maintain net capital of at least $100,000. Signature guarantees will be accepted from any eligible guarantor institution which participates in a signature guarantee program.

     “Written Instruction” will mean an authorization, instruction, approval, item or set of data or information of any kind transmitted to Viking in an original writing containing an original signature or a copy of such document transmitted by telecopy including transmission of such signature reasonably identified to Viking to be the signature of a person or persons so authorized by a resolution of the Board of Directors of the Fund, or so identified by the Fund to give Written Instructions to Viking on behalf of the Fund.

     Concerning Oral and Written Instructions For all purposes under this Agreement, Viking is authorized to act upon receipt of the first of any Written or Oral Instruction it receives from the Fund or its agents. In cases where the first instruction is an Oral Instruction that is not in the form of a document or written record, a confirmatory Written Instruction or Oral Instruction in the form of a document or written record shall be delivered. In cases where Viking receives an Instruction, whether Written or Oral, to enter a portfolio transaction onto the Fund’s records, the Fund shall cause the broker/dealer executing such transaction to send a written confirmation to the Custodian.

     Viking shall be entitled to rely on the first Instruction received. For any act or omission undertaken by Viking in compliance therewith, it shall be free of liability and fully indemnified and held harmless by the Fund. In the event a Written or Oral Instruction received by Viking is countermanded by a subsequent Written or Oral Instruction received prior to acting upon such countermanded Instruction, Viking shall act upon such subsequent Written or Oral Instruction. The sole obligation of Viking with respect to any follow-up or confirmatory Written Instruction or Oral Instruction in documentary or written form shall be to make reasonable efforts to detect any such discrepancy between the original Instruction and such confirmation and to report such discrepancy to the Fund. The Fund shall be responsible and bear the expense of its taking any action, including any reprocessing, necessary to correct any discrepancy or error. To the extent such action requires Viking to act, the Fund shall give Viking specific Written Instruction as to the action required.

     The Fund will file with Viking a certified copy of each resolution of the Fund’s Board of Directors authorizing execution of Written Instructions or the transmittal of Oral Instructions as provided above.

Section 4.  Indemnification.

     (a)     Viking will be liable for any loss suffered by the Fund resulting from the willful misfeasance, bad faith, gross negligence or reckless disregard on the part of Viking in the performance of its obligations and duties under this Agreement.

     (b)     Any director, officer, employee, shareholder or agent of Viking, who may be or become an officer, director, employee or agent of the Fund, will be deemed, when rendering services to the Fund, or acting on any business of the Fund (other than services or business in connection with Viking' duties hereunder), to be rendering such services to or acting solely for the Fund and not as a director, officer, employee, shareholder or agent of, or under the control or direction of Viking even though such person may be receiving compensation from Viking.

     (c)     The Fund agrees to indemnify and hold Viking harmless, together with its directors, officers, employees, shareholders and agents from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which Viking may sustain or incur or which may be asserted against Viking by any person by reason of, or as a result of:

(i)     any action taken or omitted to be taken by Viking except claims, demands, expenses and liabilities arising from willful misfeasance, bad faith, gross negligence or reckless disregard on the part of Viking in the performance of its obligations and duties under this Agreement; or

(ii)     any action taken or omitted to be taken by Viking in reliance upon any Certificate, instrument, order or stock certificate or other document reasonably believed by Viking to be genuine and signed, countersigned or executed by any duly authorized person, upon the Oral Instructions or Written Instructions of an authorized person of the Fund, or upon the written opinion of legal counsel for the Fund or Viking; or

(iii)     the offer or sale of shares of the Fund to any person, natural or otherwise, which is in violation of any state or federal law.

      If a claim is made against Viking as to which Viking may seek indemnity under this Section, Viking will notify the Fund promptly after receipt of any written assertion of such claim threatening to institute an action or proceeding with respect thereto and will notify the Fund promptly of any action commenced against Viking within ten (10) days after Viking has been served with a summons or other legal process. Failure to notify the Fund will not, however, relieve the Fund from any liability which it may have on account of the indemnity under this Section so long as the Fund has not been prejudiced in any material respect by such failure.

     The Fund and Viking will cooperate in the control of the defense of any action, suit or proceeding in which Viking is involved and for which indemnity is being provided by the Fund to Viking. The Fund may negotiate the settlement of any action, suit or proceeding subject to Viking’s approval, which will not be unreasonably withheld. Viking reserves the right, but not the obligation, to participate in the defense or settlement of a claim, action or proceeding with its own counsel. Costs or expenses incurred by Viking in connection with, or as a result of such participation, will be borne solely by the Fund if:

(i)     Viking has received an opinion of counsel from counsel to the Fund stating that the use of counsel to the Fund by Viking would present an impermissible conflict of interest;

(ii)     the defendants in, or targets of, any such action or proceeding include both Viking and the Fund, and legal counsel to Viking has reasonably concluded that there are legal defenses available to it which are different from or additional to those available to the Fund or which may be adverse to or inconsistent with defenses available to the Fund (in which case the Fund will not have the right to direct the defense of such action on behalf of Viking); or

(iii)     the Fund authorizes Viking to employ separate counsel at the expense of the Fund and such authorization shall not be unreasonably withheld.

     (d)     The terms of this Section will survive the termination of this Agreement.

Section 5.  Representations and Warranties.

(a)     Viking represents and warrants that:

(i)     it is a limited liability company duly organized and existing and in good standing under the laws of the State of North Dakota;

(ii)     it is empowered under applicable laws and by its Articles of Organization and By-Laws to enter into and perform this Agreement;

(iii)    all requisite company proceedings have been taken to authorize Viking to enter into and perform this Agreement;

(iv)    it has and will continue to have access to the facilities, personnel and equipment required to fully perform its duties and obligations hereunder;

(v)     no legal or administrative proceedings have been instituted or threatened which would impair Viking’s ability to perform its duties and obligations under this Agreement;

(vi)     its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of Viking or any law or regulation applicable to it;

(vii)    it is registered as a transfer agent under Section 17A(c)(2) of the Exchange Act;

(viii)    this Agreement has been duly authorized by Viking and, when executed and delivered, will constitute valid, legal and binding obligation of Viking, enforceable in accordance with its terms.

(b)     the Adviser represents and warrants that:

(i)     it is a corporation duly organized and existing and in good standing under the laws of Maryland;

(ii)     it is empowered under applicable laws and by its Certificate of Incorporation and by-laws to enter into and perform this Agreement;

(iii)    all requisite corporate proceedings have been taken to authorize the Adviser to enter into and perform this Agreement;

(iv)     it has and will continue to have access to the facilities, personnel and equipment required to fully perform its duties and obligations hereunder;

(v)     no legal or administrative proceedings have been instituted or threatened which would impair the Adviser's ability to perform its duties and obligations under this Agreement;

(vi)     its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Adviser or any law or regulation applicable to it;

(vii)     this Agreement has been duly authorized by the Adviser and, when executed and delivered, will constitute a valid, legal and binding obligation of the Adviser, enforceable in accordance with its terms.

(c)     The Fund represents and warrants that:

(i)     it is a corporation duly organized and existing and in good standing under the laws of the State of Maryland;

(ii)     it is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement;

(iii)    all requisite proceedings have been taken to authorize the Fund to enter into and perform this Agreement;

(iv)    no legal or administrative proceedings have been instituted or threatened which would impair the Fund’s ability to perform its duties and obligations under this Agreement;

(v)     the Fund’s entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligations of the Fund, or any law or regulation applicable to either;

(vi)     the Shares are properly registered with the SEC or otherwise authorized for issuance and sale;

(vii)     this Agreement has been duly authorized by the Fund and, when executed and delivered, will constitute valid, legal and binding obligation of the Fund, enforceable in accordance with its terms.

(d)     Delivery of Documents

The Fund will furnish or cause to be furnished to Viking the following documents;

(i)     current Prospectus and Statement of Additional Information;

(ii)     most recent Annual Report;

(iii)     most recent Semi-Annual Report for registered investment companies on Form N-SAR;

(iv)     certified copies of resolutions of the Fund’s Board of Directors authorizing the execution of Written Instructions or the transmittal of Oral Instructions and those persons authorized to give those Instructions.

(e)     Record Keeping and Other Information

Viking will create and maintain all records required of it pursuant to its duties hereunder and as set forth in Schedule “A” in accordance with all applicable laws, rules and regulations, including records required by Section 31(a) of the Act. All such records will be the property of the Fund and will be available during regular business hours for inspection, copying and use by the Fund. Where applicable, such records will be maintained by Viking for the periods and in the places required by Rule 31a-2 under the Act. Upon termination of this Agreement, Viking will deliver all such records to the Fund or such person as the Fund may designate.

In case of any request or demand for the inspection of the Share records of the Fund, Viking shall notify the Fund and secure instructions as to permitting or refusing such inspection. Viking may, however, exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so.

Section 6.  Compensation. The Adviser agrees to pay Viking compensation for its services, and to reimburse it for expenses at the rates, times, manner and amounts as set forth in Schedule "B" attached hereto and incorporated herein by reference and as will be set forth in any amendments to such Schedule "B" agreed upon in writing by the Parties. Upon receipt of an invoice therefor, the Adviser agrees to pay such fees within five (5) business days. In addition, the Adviser agrees to reimburse Viking for any out-of-pocket expenses paid by Viking on behalf of the Fund within ten (10) calendar days of the Fund’s receipt of an invoice therefor.

In the event the Adviser fails for any reason to pay properly submitted invoices for services or for out-of-pocket expenses within the time limits specified above, the Fund will make payment to Viking of those amounts that are properly due and payable, and thereby reduce the fees that would otherwise be payable by the Fund to the Adviser under the Operating Services Agreement between the Fund and the Adviser, by the amount of such payments.

For the purpose of determining fees payable to Viking, the value of the Fund’s net assets will be computed at the times and in the manner specified in the Fund’s Prospectus and Statement of Additional Information then in effect.

During the term of this Agreement, should the Fund seek services or functions in addition to those outlined below or in Schedule “A” attached hereto, a written amendment to this Agreement specifying the additional services and corresponding compensation will be executed by the Parties.

In the event that Adviser is more than thirty (30) days delinquent in its payments of monthly billings in connection with this Agreement (with the exception of specific amounts which may be contested in good faith by the Fund), this Agreement may be terminated upon thirty (30) days’ written notice by Viking. The Adviser must notify Viking in writing of any contested amounts within thirty (30) days of receipt of a billing for such amounts. Disputed amounts are not due and payable while they are being disputed.

Section 7.  Days of Operation. Nothing contained in this Agreement is intended to or will require Viking, in any capacity hereunder, to perform any functions or duties on any holiday, day of special observance or any other day on which the New York Stock Exchange (“NYSE”) is closed. Functions or duties normally scheduled to be performed on such days will be performed on and as of the next succeeding business day on which the NYSE is open. Notwithstanding the foregoing, Viking will compute the net asset value of the Fund on each day required pursuant to Rule 22c-1 promulgated under the Act.

Section 8.  Acts of God, etc. Viking will not be liable or responsible for delays or errors caused by acts of God or by reason of circumstances beyond its control including, acts of civil or military authority, national emergencies, labor difficulties, mechanical breakdown, insurrection, war, riots, or failure or unavailability of transportation, communication or power supply, fire, flood or other catastrophe.

In the event of equipment failures beyond Viking’s control, Viking will, at no additional expense to the Fund, take reasonable steps to minimize service interruptions but will have no liability with respect thereto. The foregoing obligation will not extend to computer terminals located outside of premises maintained by Viking. Viking has made reasonable provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available.

Section 9.  Inspection and Ownership of Records. In the event of a request or demand for the inspection of the records of the Fund, Viking will use its best efforts to notify the Fund and to secure instructions as to permitting or refusing such inspection. Viking may, however, make such records available for inspection to any person in any case where it is advised in writing by its counsel that it may be held liable for failure to do so after notice to the Fund.

Viking recognizes that the records it maintains for the Fund are the property of the Fund and will be surrendered to the Fund upon written notice to Viking as outlined under Section 10(c) below. The Fund is responsible for the payment in advance of any fees owed to Viking. Viking agrees to maintain the records and all other information of the Fund in a confidential manner and will not use such information for any purpose other than the performance of Viking’ duties under this Agreement.

Section 10.  Duration and Termination.

(a)     The initial term of this Agreement will be for the period of one (1) year, commencing on the date hereinabove first written (the “Effective Date”) and will continue thereafter subject to termination by either Party as set forth in subsection (c) below.

(b)     The fee schedules set forth in Schedule "B" attached hereto will be fixed for the initial term commencing on the Effective Date of this Agreement and will continue thereafter subject to their review and any adjustment.

(c)     After the initial term of this Agreement, a Party may give written notice to the other (the day on which the notice is received by the Party against which the notice is made shall be the “Notice Date”) of a date on which this Agreement shall be terminated (“Termination Date”). The Termination Date shall be set on a day not less than sixty (60) days after the Notice Date. The period of time between the Notice Date and the Termination Date is hereby identified as the “Notice Period”. Adviser will pay to Viking on the Termination Date such compensation due as of the Termination Date and will reimburse Viking on the Termination Date for any out-or-pocket expenses and disbursements reasonably incurred by Viking up to and including the Termination Date. Such payments will include costs associated with the conversion of services to a successor to Viking, if applicable. If such conversion is performed after the Termination Date, Adviser will reimburse Viking for associated conversion costs when performed.

(d)     In connection with the termination of this Agreement, if a successor to any of Viking’ duties or responsibilities under this Agreement is designated by the Fund by written notice to Viking, Viking will promptly, on the Termination Date and upon receipt by Viking of any payments owed to it as set forth in Section 10(c) above, transfer to the successor, at the Adviser’s expense, all records which belong to the Fund and will provide appropriate, reasonable and professional cooperation in transferring such records to the named successor.

(e)     Should the Fund desire to move any of the services outlined in this Agreement to a successor service provider prior to the Termination Date, Viking shall make a good faith effort to facilitate the conversion on such prior date, however, there can be no guarantee that Viking will be able to facilitate a conversion of services prior to the end of the Notice Period. Should services be converted to a successor service provider prior to the end of the Notice Period, or if the Fund is liquidated or its assets merged or purchased or the like with another entity, payment of fees to Viking shall be accelerated to a date prior to the conversion or termination of services and calculated as if the services had remained at Viking until the expiration of the Notice Period and shall be calculated at the asset levels on the Notice Date.

(f)     Notwithstanding any other provisions of Paragraph 10, and after the passage of one (1) year from the date of the Agreement, in the event the Fund deregisters as an Investment Company with the United States Securities and Exchange Commission ("SEC"), this Agreement may be terminated by the Fund upon sixty (60) days written notice to Viking. The Termination Date shall be sixty (60) days after the receipt of such notice by Viking. Adviser will pay to Viking on the Termination Date such compensation due as of the Termination Date and will reimburse Viking on the Termination Date for any out-or-pocket expenses and disbursements reasonably incurred by Viking up to and including the Termination Date. Such payments will include costs associated with the conversion of services to a successor to Viking, if applicable. If such conversion is performed after the Termination Date, Adviser will reimburse Viking for associated conversion costs when performed.

(g)     Notwithstanding the foregoing, this Agreement may be terminated at any time by either Party in the event of a material breach by the other Party involving negligence, willful misfeasance, bad faith or a reckless disregard of its obligations and duties under this Agreement provided that such breach shall have remained unremedied for sixty (60) days or more after receipt of written specification thereof.

Section 11.  Rights of Ownership. All computer programs and procedures developed to perform services required to be provided by Viking under this Agreement are the property of Viking. All records and other data except such computer programs and procedures are the exclusive property of the Fund and all such other records and data will be furnished to the Fund in appropriate form as soon as practicable after termination of this Agreement for any reason.

Section 12.  Amendments to Documents. The Fund will furnish Viking written copies of any amendments to, or changes in, the Articles of Incorporation, By-Laws, Prospectus or Statement of Additional Information in a reasonable time prior to such amendments or changes becoming effective. In addition, the Fund agrees that no amendments will be made to the Prospectus or Statement of Additional Information of the Fund which might have the effect of changing the procedures employed by Viking in providing the services agreed to hereunder or which amendment might affect the duties of Viking hereunder unless the Fund first obtains Viking’ approval of such amendments or changes.

Section 13.  Confidentiality. Both Parties hereto agree that any non-public information obtained hereunder concerning the other Party is confidential and may not be disclosed to any other person without the consent of the other Party, except as may be required by applicable law or at the request of the U.S. Securities and Exchange Commission or other governmental agency. Viking agrees that it will not use any non-public information for any purpose other than performance of its duties or obligations hereunder. The obligations of the Parties under this Section will survive the termination of this Agreement. The Parties further agree that a breach of this Section would irreparably damage the other Party and accordingly agree that each of them is entitled, without bond or other security, to an injunction or injunctions to prevent breaches of this provision.

Section 14.  Notices. Except as otherwise provided in this Agreement, any notice or other communication required by or permitted to be given in connection with this Agreement will be in writing and will be delivered in person or sent by first class mail, postage prepaid or by prepaid overnight delivery service to the respective parties as follows:

If to the Fund:

Meehan Mutual Funds, Inc. 1900 M Street N.W., Suite 600 Washington, DC 20036 Attention: Thomas P. Meehan President
If to the Adviser:
Edgemoor Capital Management, Inc. 1900 M Street N.W., Suite 600 Washington, DC 20036 Attention: Thomas P. Meehan President
If to Viking:
Viking Fund Management, LLC P.O. Box 500 Minot, ND 58702-0500 Attention: Shannon D. Radke President

Section 15.  Amendment. No provision of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by the Parties. This Agreement may be amended from time to time by supplemental agreement executed by the Parties and the compensation stated in Schedule "B" attached hereto may be adjusted accordingly as mutually agreed upon.

Section 16.  Authorization. The Parties represent and warrant to each other that the execution and delivery of this Agreement by the undersigned officer of each Party has been duly and validly authorized; and when duly executed, this Agreement will constitute a valid and legally binding enforceable obligation of each Party.

Section 17.  Counterparts. This Agreement may be executed in two or more counterparts, each of which when so executed will be deemed to be an original, but such counterparts will together constitute but one and the same instrument.

Section 18.  Assignment. This Agreement will extend to and be binding upon the Parties hereto and their respective successors and assigns; provided, however, that this Agreement will not be assignable by any of the parties without the written consent of the other parties, which consents shall be authorized or approved by a resolution by its respective Boards of Directors.

Section 19.  Governing Law. This Agreement will be governed by the laws of the State of North Dakota.

Section 20.  Severability. If any part, term or provision of this Agreement is held by any court to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions will be considered severable and not be affected and the rights and obligations of the parties will be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid, provided that the basic agreement is not thereby materially impaired.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement consisting of thirteen (13) typewritten pages, together with Schedules “A,” “B” and “C” (Pages 14-19, attached), to be signed by their duly authorized officers as of the day and year first above written.

Meehan Mutual Funds, Inc.		Edgemoor Capital Management, Inc.
/s/ Thomas P. Meehan		/s/ Thomas P. Meehan
By:	Thomas P. Meehan	By:	Thomas P. Meehan
	President		President

Viking Fund Management, LLC
/s/ Shannon D. Radke
By:	Shannon D. Radke
President

SCHEDULE A

Accounting Services Provided by Viking Fund Management

[X]	Journalize each Portfolio's investment, capital share and income and expense activities.

[X]	Verify investment buy/sell trade tickets when received from the advisor and transmit trades to the Trust's custodian for proper settlement.

[X]	Maintain individual ledgers for investment securities.

[X]	Maintain historical tax lots for each security.

[X]	Reconcile cash daily and investment balances monthly for each Portfolio with the custodian, and provide the advisor with the beginning cash balance available for investment purposes.

[X]	Reconcile custodian transaction report daily.

[X]	Update the cash availability throughout the day as required by the advisor.

[X]	Post to and prepare each Portfolio's Statement of Assets and Liabilities and Statement of Operations.

[X]	Calculate expenses payable pursuant to the Trust's various contractual obligations.

[X]	Control all disbursements from the Trust on behalf of each Portfolio and authorize such disbursements upon instructions of the Trust.

[X]	Calculate capital gains and losses.

[X]	Determine each Portfolio's net income.

[X]

Obtain security market prices and exchange rates or if such market prices or exchange rates are not readily available, then obtain such prices from services approved by the advisor, and in either case calculate the market or fair value of each Portfolio's investments. Price and exchange rate quotation costs for fixed income and international securities will be at the expenses of the respective portfolio.

[X]	Where applicable, calculate the amortized cost value of debt instruments.

[X]	Transmit or mail a copy of the portfolio valuations to the advisor.

[X]	Monitor Custodian to insure tax reclaims are collected on a timely basis.

[X]	Compute the net asset value of each Portfolio in accordance with applicable laws.

[X]	Report applicable net asset value and performance data to performance tracking organizations.

[X]	Compute each Portfolio's yields, total returns, expense ratios and portfolio turnover rate in accordance with applicable laws.

[X]	Prepare and monitor the expense accruals and notify Trust management of any proposed adjustments.

[X]	Prepare monthly security transactions listings.

[X]	Prepare monthly broker security transactions summaries.

[X]	Supply various Trust and Portfolio statistical data as requested on an ongoing basis.

[X]	Assist in the preparation of support schedules necessary for completion of Federal and state tax returns.

[X]	Provide information necessary for the preparation of the Trust's annual and semiannual reports to be filed with the SEC.

[X]	Provide information necessary for the preparation of the Trust's annual and semiannual reports to shareholders and proxy statements.

[X]	Provide other accounting services as may be agreed upon from time to time in writing by the Trust and the Accounting Services Agent.

Transfer Agent, Shareholder Servicing Agent and Dividend Disbursing Agent Services provided by Viking Fund Management

[X]	Examine and process new accounts, subsequent payments, liquidations, exchanges, transfers, telephone transactions, check redemptions, automatic withdrawals, and wire order trades.

[X]	Reinvest or pay dividends and make other distributions.

[X]	Answer investor and dealer telephone and/or written inquiries, except as otherwise agreed by the Transfer Agent and the Fund.

[X]	Process and confirm address changes.

[X]	Process standard account record changes as required, i.e. Dividend Codes, etc.

[X]	Store source documents for transactions, such as account applications and correspondence.

[X]	Perform backup withholding for those accounts in accordance with Federal regulations.

[X]	Solicit missing taxpayer identification numbers.

[X]	Provide remote access inquiry to Fund records via Fund supplied hardware (fund responsible for connection line and monthly fee).

[X]	Maintain the following shareholder information in such a manner as the Transfer Agent shall determine:

	.	Name and address, including zip code.
	.	Balance of Shares.
	.	Number of Shares, issuance date of each share outstanding and cancellation date of each share no longer outstanding, if issued.
	.	Balance of dollars available for redemption.
	.	Dividend code (daily accrual, monthly reinvest, monthly cash or quarterly cash).
	.	Type of account code.
	.	Establishment date indicating the date an account was opened,
	.	carrying forward pre-conversion data as available. (Assumes successful conversion of data from current service provider.)
	.	Original establishment date for accounts opened by exchange. (Assumes successful conversion of data from current service provider.)
	.	W-9 withholding status and periodic reporting.
	.	Social security or taxpayer identification number, and indication of certification.
	.	Historical transactions on the account for the most recent 18 months, or other period as mutually agreed to from time to time. (Assumes successful conversion of data from current service provider.)
	.	Indication as to whether phone transaction can be accepted for this account. Beneficial owner code, i.e. male, female, joint tenant, etc.
[X]	Provide the following reports and statements:
	.	Prepare daily journals for Fund reflecting all shares and dollar activity for the previous day.
	.	Supply information monthly for Fund's preparation of Blue Sky reporting.
	.	Supply monthly purchase, redemption and liquidation information for use in Fund's N-SAR report.
	.	Provide monthly average daily balance reports for the Fund.
	.	Mail transaction confirmation statements daily to investors.
	.	Mail quarterly statement to investors.
	.	Compute, prepare and furnish all necessary reports to governmental authorities: Forms 1099R, 1099DIV, 1099B, 1042 and 1042S.
.

Enclose various marketing material as designated by the Fund in statement mailings, i.e. monthly and quarterly statements (material must be adaptable to mechanical equipment as reasonably specified by the Transfer Agent).

[X]	Prepare and mail confirmation statements to dealers daily.

[X]	Prepare certified list of stockholders for proxy mailing.

[X]	Provide backup of transfer agency data monthly.

SCHEDULE B

Compensation Schedule for Services Provided by Viking Fund Management, LLC

Fund Accounting Services:

Rate of 0.05% of net assets on an annual basis payable monthly with a maximum fee of $1,000.00 per month plus out-of-pocket expenses (as outlined below) at Viking Fund Management’s cost.

Transfer Agent/ Shareholder Services:

Rate of $15.00 per account on an annual basis payable monthly with a minimum fee of $500.00 per month plus out-of-pocket expenses (as outlined below) at Viking Fund Management’s Cost.

Out-of-pocket expenses to include, but not limited to: office supplies, wire fees, bank service charges, printing, copying, postage, courier, account statement/ confirmation (including programming costs for specialized statements/ confirmations), envelopes, Fund/SERV and Networking Costs, portfolio price quotation and corporate action services, asset allocation charges, telephone, registration fees, and other standard miscellaneous items.

SCHEDULE C

Meehan Mutual Funds, Inc.

Portfolios covered by this Agreement:

Meehan Focus Fund